EXECUTION COPY

AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT

This Amendment No. 1 to Pooling and Servicing Agreement, dated as of October 25, 2024 (“Amendment”), is by and among BARCLAYS COMMERCIAL MORTGAGE SECURITIES LLC, as depositor (the “Depositor”), MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as master servicer (the “Master Servicer”), K-STAR ASSET MANAGEMENT LLC, as special servicer (the “Special Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and as certificate administrator (in such capacity, the “Certificate Administrator”), and PARK BRIDGE LENDER SERVICES LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”).

WHEREAS, the Depositor, the Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as predecessor to the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer entered into a Pooling and Servicing Agreement, dated as of March 1, 2021 (the “Agreement”), relating to the BBCMS Mortgage Trust 2021-C9, Commercial Mortgage Pass Through Certificates, Series 2021-C9;

WHEREAS, the parties agree and acknowledge that due to an error in the definition of "Operating Advisor Fees", the Master Servicer paid the Operating Advisor a fee each month which did not include an Operating Advisor Fee on Non-Serviced Mortgage Loans, Servicing Shift Mortgage Loans and Companion Loans, which payment was consistent with the current definition of “Operating Advisor Fees”;

Whereas, the parties hereto agree in light of this error that the definition will be modified as set forth herein and the Master Servicer shall take steps to reconcile the amount due the Operating Advisor to pay it the amount of unpaid amended Operating Advisor Fees from the Closing Date through the October 2024 Remittance Date in November 2024;

WHEREAS, in accordance with Section 13.01(a)(ii) of the Agreement, by the execution and delivery of this Amendment, the parties hereby amend the Agreement to the extent and on the terms set forth in this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party hereto agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

ARTICLE I

Cross Reference to Definitions in the Agreement

SECTION 1.01. Capitalized terms used in this Amendment and not defined herein or amended by the terms of this Amendment shall have the meanings assigned to such terms in the Agreement.

ARTICLE II

Amendment to the Agreement

SECTION 2.01. The definition of “Operating Advisor Fee” in the Agreement is hereby amended by replacing it with the following:

“Operating Advisor Fee”: With respect to each Mortgage Loan and REO Loan (and each Non Serviced Mortgage Loan and each Servicing Shift Mortgage Loan but excluding each Companion Loan), the fee payable to the Operating Advisor pursuant to Section 3.26(i).

ARTICLE III

Effectiveness

SECTION 3.01. Section 13.01(a)(ii) of the Agreement provides that the Agreement may be amended from time to time by the mutual agreement of the parties thereto, without the consent of any of the Certificateholders, to correct, modify or supplement any provision in the Agreement which may be inconsistent with the Prospectus. The parties agree that the delivery of the following items satisfies the requirements for effectiveness of this Amendment under the Agreement:

(i)                 an executed copy of this Amendment; and

(ii)              an opinion of Cadwalader, Wickersham & Taft LLP pursuant to Section 13.01(c) of the Agreement.

SECTION 3.02 In November 2024, the Master Servicer shall begin using the amended definition of "Operating Advisor Fees" and take reasonable steps to reconcile such amended definition to pay the Operating Advisor $10,398.49 ("Reconciled Amount"). Such Reconciled Amount may be paid to Operating Advisor in one payment to accomplish such reconciliation. The Reconciled Amount will be forwarded to the Operating Advisor with the normal payment of the November 2024 Operating Advisor Fees in November 2024.

SECTION 3.03. By their execution of this Amendment, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer, consent and agree to amend the Agreement as set forth above.

SECTION 3.04. Upon execution of this Amendment, the Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Special Servicer, the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Certificateholders shall be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the

Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 3.05. The provisions of this Amendment are binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the Certificateholders.

ARTICLE IV

Miscellaneous

SECTION 4.01. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, enforceability and admissibility as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The parties hereto agree that this Amendment may be signed with a signature stamp. The parties hereto agree that any signatures made with a signature stamp appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 4.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 4.03. Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

SECTION 4.04 Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

(a)               THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR

THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)               THE PARTIES HERETO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT.

(c)               EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) AGREES THAT NOTHING IN THIS AMENDMENT SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

[SIGNATURE PAGES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BARCLAYS COMMERCIAL MORTGAGE

SECURITIES LLC, Depositor

By: /s/  Daniel Schmidt

Name: Daniel Schmidt

Title: Chief Executive Officer

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

Master Servicer

By:

      Name:

Title:

K-STAR ASSET MANAGEMENT LLC,

Special Servicer

By:

      Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Certificate Administrator

By: COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as

its Agent

By:

      Name:

Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BARCLAYS COMMERCIAL MORTGAGE

SECURITIES LLC, Depositor

By:

      Name:

Title:

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

Master Servicer

By: /s/ David A. Harrison

      Name: David A. Harrison

Title: Chief Operating Officer

K-STAR ASSET MANAGEMENT LLC,

Special Servicer

By:

      Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Certificate Administrator

By: COMPUTERSHARE TRUST

COMPANY, NATIONAL ASSOCIATION, as

its Agent

By:

      Name:

Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BARCLAYS COMMERCIAL MORTGAGE

SECURITIES LLC, Depositor

By:

      Name:

Title:

MIDLAND LOAN SERVICES, A DIVISION OF

PNC BANK, NATIONAL ASSOCIATION,

Master Servicer

By:

      Name:

Title:

K-STAR ASSET MANAGEMENT LLC,

Special Servicer

By: /s/ Michael Stauber

      Name: Michael Stauber

Title: Servicing Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Certificate Administrator

By: COMPUTERSHARE TRUST

COMPANY, NATIONAL ASSOCIATION, as

its Agent

By:

      Name:

Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BARCLAYS COMMERCIAL MORTGAGE

SECURITIES LLC, Depositor

By:

      Name:

Title:

MIDLAND LOAN SERVICES, A DIVISION OF

PNC BANK, NATIONAL ASSOCIATION,

Master Servicer

By:

      Name:

Title:

K-STAR ASSET MANAGEMENT LLC,

Special Servicer

By:

      Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Certificate Administrator

By: COMPUTERSHARE TRUST

COMPANY, NATIONAL ASSOCIATION, as

its Agent

By: /s/ Stephanie Atwell

      Name: Stephanie Atwell

Title: Vice President

WELLS FARGO BANK, NATIONAL

ASSOCIATION,

Trustee

By: COMPUTERSHARE TRUST

COMPANY, NATIONAL ASSOCIATION, as

its Agent

By: /s/ Stephanie Atwell

      Name: Stephanie Atwell

Title: Vice President

PARK BRIDGE LENDER SERVICES LLC,

Operating Advisor and Asset Representations

Reviewer

By: Park Bridge Advisors LLC

Its Sole Member

By: Park Bridge Financial LLC

Its Sole Member

By:

      Name:

Title:

WELLS FARGO BANK, NATIONAL

ASSOCIATION,

Trustee

By: COMPUTERSHARE TRUST

COMPANY, NATIONAL ASSOCIATION, as

its Agent

By:

        Name:

Title:

PARK BRIDGE LENDER SERVICES LLC,

Operating Advisor and Asset Representations Reviewer

By: Park Bridge Advisors LLC

 Its Sole Member

By: Park Bridge Advisors LLC

 Its Sole Member

By: /s/ Robert Spinna Jr.

 Name: Robert Spinna Jr.

Title: Managing Member